MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
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PCAOB REGISTERED

AUGUST 7, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   American Energy Production, Inc.

Dear Sirs:

We were previously the principal auditors for American Energy Production, Inc. and we reported on the financial statements of American Energy Production, Inc. for the period from December 31, 2007 to March 31, 2009.  We have read American Energy Production, Inc.'s statements under Item 4 of its Form 8-K, dated August 7, 2009, and we agree with such statements.

For the most recent fiscal period through to August 7, 2009, there have been no disagreements between American Energy Production, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered
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    Moore & Associates, Chartered
    Las Vegas, Nevada

    6490 West Desert Inn Road, Las Vegas, NV 89146
    (702) 253-7499 Fax (702) 253-7501